UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2017

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	001-14760	23-2919819
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(e) On April 21, 2017, RAIT Financial Trust (“RAIT”) and John J. Reyle, the General Counsel and a named executive officer (as defined in instruction 4 to Item 5.02 of Form 8-K) of RAIT, entered into an employment agreement (the “JR Employment Agreement”) which provides for his compensation, grounds for termination and severance, non-competition, non-solicitation, intellectual property and confidentiality covenants and other customary provisions.

The JR Employment Agreement was effective April 21, 2017 and provides for an employment term that continues for an initial period of three years and for two successive one year periods thereafter for a maximum term of five years, unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the term. It provides that Mr. Reyle will serve as RAIT’s General Counsel. The JR Employment Agreement provides for an initial base salary of $300,000 for Mr. Reyle and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The JR Employment Agreement provides that Mr. Reyle may be eligible for an annual bonus which will be awarded by the Compensation Committee in its discretion or under the terms of any annual incentive plan of RAIT maintained for other senior level executives. The JR Employment agreement further provides that Mr. Reyle is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior level executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Reyle is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. The non-competition provisions do not apply at the expiration of the maximum employment term of five years or in the event RAIT elects not to renew the agreement.

The foregoing description of the JR Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JR Employment Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT FINANCIAL TRUST

Date: April 26, 2017	By:	/s/ Scott L.N. Davidson
	Name:	Scott L.N. Davidson
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of April 21, 2017 between RAIT Financial Trust and John J. Reyle.